Exhibit 99.1

News release

QLT, Deerfield and Other Leading Healthcare Investors Confirm Their Planned Investment in Aralez Pharmaceuticals, a Canadian Domiciled Entity

For Immediate Release	December 7, 2015

VANCOUVER, British Columbia (BUSINESS WIRE) — December 7, 2015 — QLT Inc. (NASDAQ:QLTI) (TSX:QLT) (“QLT” or the “Company”) announced today that it has agreed to revised terms regarding its previously announced agreement to provide equity financing in the amount of US$45 million in connection with the pending merger transaction between POZEN Inc. (Nasdaq: POZN) (“POZEN”) and Tribute Pharmaceuticals Canada Inc. (TSX VENTURE:TRX) (OTCQX:TBUFF) (“Tribute”).  The revised terms were agreed to in connection with changes to the merger transaction announced earlier today by POZEN and Tribute.

Under the revised terms, QLT will provide $45 million of equity financing and, as a result of the merger transaction, will receive shares in Aralez Pharmaceuticals Inc. (“Aralez”), the Canadian parent company resulting from the POZEN - Tribute merger transaction.  QLT will invest the US$45 million in Tribute immediately prior to closing of the transaction at a price per share equal to (a) the lesser of (i) $7.20, and (ii) a five percent (5%) discount off the five day volume weighted average price (“VWAP”) per share of POZEN common stock, calculated over the five trading days immediately preceding the date of closing, not to be less than $6.25, multiplied by (b) .1455 (the conversion ratio). In the event any of POZEN, Tribute or Aralez announce a material event (other than results of any shareholder meeting) during the ten day period immediately preceding closing, the VWAP lookback period will be reduced from five days to two days.  Under the terms of the original share subscription agreement announced on June 8, 2015, QLT and the other co-investors had agreed to pay $7.20 per share of Aralez.  The merger transaction and the equity financing are expected to close in the first quarter of 2016.  Upon closing, Aralez is expected to trade on the NASDAQ and TSX.

As previously announced, QLT intends to distribute the Aralez shares that it receives from the investment to its shareholders by way of a reduction of the paid up capital on QLT’s common shares.  In connection with that distribution, QLT shareholders will be given the opportunity to elect to receive, in lieu of those shares, up to an aggregate of $15 million in cash.

“We are pleased that Tribute and POZEN have reconfirmed their commitment to combine their strengths to create a commercial-stage, Canadian-domiciled, specialty pharmaceutical company led by an exceptional executive management team who has consistently created significant shareholder value at four public companies.  QLT’s unique role in this merger has enabled us to lead a co-investment syndicate of leading healthcare investors, including Deerfield, Broadfin Capital LLC and JW Asset Management, LLC, in this compelling investment opportunity. We continue to believe that the investment in Aralez allows QLT the opportunity to return capital to our shareholders in a prudently tax efficient manner and also provides our shareholders with the creative option of either near term liquidity or participation in the exciting future of Aralez,” said Jason M. Aryeh, Chairman of QLT.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more information about the Company’s products and developments, please visit our website at www.qltinc.com.

About POZEN

POZEN is a specialty pharmaceutical company that has historically focused on developing novel therapeutics for unmet medical needs and licensing those products to other pharmaceutical companies for commercialization. By utilizing a unique in-source model and focusing on integrated therapies, POZEN has successfully developed and obtained FDA approval of two self-invented products. Funded by these milestones/royalty streams, POZEN has created a portfolio of cost-effective, evidence-based integrated aspirin therapies designed to enable the full power of aspirin by reducing its GI damage.

POZEN’s common stock is traded under the symbol “POZN” on The NASDAQ Global Market. For more detailed company information, please visit www.pozen.com.

About Tribute

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide®, Collatamp® G, Durela®, Proferrin®, Iberogast®, MoviPrep®, Normacol®, Resultz®, Pegalax®, Balanse®, Balanse® Kids, Diaflor™, Mutaflor®, and Purfem® in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the U.S. rights to Fibricor® and its related authorized generic. In addition, it has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell Bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for Bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval.

Tribute’s common shares are traded on the TSX Venture Exchange under the symbol “TRX” and on the OTCQX International under the symbol “TBUFF”. For more detailed company information, please visit www.tributepharma.com.

Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the transactions referred to in this material, QLT expects to file a proxy statement with the Securities and Exchange Commission (“SEC”).  This material is not a substitute for the proxy statement or for any other document that QLT may file with the SEC and send to QLT’s shareholders in connection with the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF QLT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by QLT through the website maintained by the SEC at http://www.sec.gov and also on the System for Electronic Document Analysis Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com.  QLT stockholders may also obtain these documents, free of charge, from QLT’s website at www.qltinc.com under the heading “Investors” and then under the heading “Proxy Circulars” or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5.

QLT and certain of its directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed transaction under the rules of the SEC.  Information about the directors and executive officers of QLT is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015.  This document can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward looking statements include, but are not limited to, statements concerning the proposed closing of the combination of Tribute and POZEN under Aralez, the proposed investment in Aralez and the subsequent distribution of the Aralez shares (or cash in lieu) to QLT shareholders, the intention of certain co-investors to provide a $15 million backstop for those QLT shareholders who elect to receive cash in lieu of Aralez shares (subject to proration) and the availability of certain liquidity events for shareholders (collectively, the “Proposed Transactions”) including any statements regarding the expected timetable for completing the Proposed Transactions, the effect of the Proposed Transactions on QLT and the QLT shares, the future potential of Aralez and any other statements regarding QLT’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “would,” “could,” “potential,” “continue,” “ongoing,” “upside,” “increases,” and “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the Proposed Transactions; the risk that a condition to closing the Proposed Transactions may not be satisfied; the risk that POZEN or Aralez stock price could decline; and uncertainties relating to QLT’s development plans, timing and results of the clinical development and commercialization of QLT’s products and technologies.  Additional information concerning these and other factors can be found in QLT’s filings with the SEC, including QLT’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. QLT assumes no obligation to update any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

QLT Inc. Contacts:

For Investors:

Andrea Rabney or David Pitts

Argot Partners

P: 212-600-1902

andrea@argotpartners.com

david@argotpartners.com

For Media:

Chuck Burgess or Mike Pascale

Abernathy MacGregor

P:212-371-5999

clb@abmac.com

mmp@abmac.com